Exhibit 21.1
SUBSIDIARIES OF MILACRON HOLDINGS CORP.

Subsidiary	State or Other Jurisdiction of Formation
CanGen Holdings, Inc.	Delaware
Cimcool Europe B.V.	The Netherlands
Cimcool Industrial Prod. (Shanghai) Co., Ltd	China
Cimcool Industrial Products B.V.	The Netherlands
Cimcool Industrial Products LLC	Delaware
Cimcool Korea, Inc.	Korea
Cimcool Polska Sp. z o.o.	Poland
D-M-E (China) Ltd.	Hong Kong
DME (India) Private Limited	India
D-M-E Company LLC	Delaware
DME Czech Republic s.r.o.	Czech Republic
D-M-E Europe CVBA	Belgium
D-M-E Normalien GmbH	Germany
D-M-E Mold Technology (Shenzhen) Company Ltd.	China
Ferromatik France SAS	France
Ferromatik Milacron AG	Switzerland
Ferromatik Milacron Benelux B.V.	The Netherlands
Ferromatik Milacron C.A.	Venezuela
Ferromatik Milacron GmbH	Germany
Ferromatik Milacron India Private Limited	India
Kortec Singapore Pte. Ltd.	Singapore
Mcron Finance Corp.	Delaware
Milacron B.V.	The Netherlands
Milacron Canada Corp.	Ontario, Canada
Milacron Czech Republic S.P.O.L., s.r.o.	Czech Republic
Milacron Dutch Cooperatief U.A.	The Netherlands
Milacron Dutch Finance B.V.	The Netherlands
Milacron Equipamentos Plasticos Ltd.	Brazil
Milacron International Holdings LLC	Delaware
Milacron Investments B.V.	The Netherlands
Milacron LLC	Delaware
Milacron Marketing (Shanghai) Co. Ltd.	China
Milacron Marketing Company LLC	Delaware
Milacron Mexicana Sales S.A. de C.V.	Mexico
Milacron Mexico Plastics Services S.A. de C.V.	Mexico
Milacron Nederland B.V.	The Netherlands
Milacron Netherlands Holdings C.V.	The Netherlands
Milacron Netherlands Holdings LLC	Delaware
Milacron Plastics Holding GmbH	Germany
Milacron Plastics Iberica S.L.	Spain
Milacron Plastics Machinery (Jiangyin) Ltd.	China
Milacron Plastics Technologies Group LLC	Delaware
Milacron Services, S.A. de C.V.	Mexico
Milacron U.K. Ltd.	England
Mold-Masters (2007) Limited	Canada

Mold-Masters (Kunshan) Co Ltd	China
Mold-Masters (Shanghai) International Trade Co Ltd	China
Mold-Masters (U.K.) Ltd.	England
Mold-Masters Betelligungsverwaltung	Austria
Mold-Masters do Brasil Industria e Commerico de Sistemas de Camaras Quentes Ltda	Brazil
Mold-Masters Europa GmbH	Germany
Mold-Masters France SAS	France
Mold-Masters Handelgesellschaft mbH	Austria
Mold-Masters Hong Kong Acquisitions Limited	Hong Kong
Mold-Masters Hot Runner Injection Mexico S.A. de C.V.	Mexico
Mold-Masters Injectioneering LLC	S. Carolina
Mold-Masters Kabushiki Kaisha	Japan
Mold-Masters Korea Ltd	Korea
Mold-Masters Luxembourg Acquisitions SARL	Luxembourg
Mold-Masters Luxembourg Holdings SARL	Luxembourg
Mold-Masters Singapore (MMS) Ptd Ltd	Singapore
Mold-Masters Technologies Private Limited	India
Mold-Masters USA Holdings Inc.	Delaware
Tirad, s.r.o.	Czech Republic
Uniloy Milacron Germany GmbH	Germany
Uniloy Milacron S.R.L.	Italy
VSI International N.V.	Belgium